UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014 (October 3, 2014)

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, John P. Carmichael notified Robert J. Fenton, President and Chief Executive Officer of Solera National Bancorp, Inc. (the "Company"), via an email that he was resigning from the Board of Directors of the Company, effective as of that date. Mr. Carmichael did not serve on any committees of the Board of Directors of the Company at the time of his resignation. Mr. Carmichael indicated that he was resigning as a result of disagreements with Mr. Fenton regarding operations of the Company. Mr. Carmichael's resignation followed his termination for cause by the Board as CEO and President of the Company and its bank, Solera National Bank, as of July 14, 2014 and the appointment of Mr. Fenton to those same positions as of July 15, 2014, all of which was reported in an 8-K filed by the Company on July 18, 2014.

Item 9.01 Financial Statements and Exhibits
 (d) Exhibits
99.1 Resignation Letter of John Carmichael

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: October 9, 2014	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                    Description
99.1                        Resignation Letter of John P. Carmichael